Exhibit 99.3 3Q18 Financial Results October 25, 2018 ©2018 DISCOVER FINANCIAL SERVICES

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and "Management’s Discussion & Analysis of Financial Condition and Results of Operations" in the company's Quarterly Report on Form 10- Q for the quarters ended June 30, 2018, and March 31, 2018, which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

3Q18 Highlights(1) • Net income of $720MM, diluted EPS of $2.05; return on equity of 26% • Total loan growth of 8% led by a 9% increase in credit card loans; revenue growth of 8% • Strong credit performance benefiting from: ◦ Disciplined underwriting ◦ Increasing efficiency and effectiveness in servicing • Payment Services continues to drive strong network volume growth (up 14%) Note(s) (1) All comparisons stated on a year-over-year basis 3

DISCOVER | 3Q18 Summary Financial Results

($MM, except per share data)	3Q18	3Q17	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,724	$2,525	$199	8%
Net Principal Charge-off	642	527	(115)	(22%)
Reserve Change build/(release)	100	147	47	32%
Provision for Loan Losses	742	674	(68)	(10%)
Operating Expense	1,015	948	(67)	(7%)
Direct Banking	923	867	56	6%
Payment Services	44	36	8	22%
Total Pre-Tax Income	967	903	64	7%
Income Tax Expense	247	301	54	18%
Net Income	$720	$602	$118	20%
ROE	**26%**	**22%**		
Diluted EPS	**$2.05**	**$1.59**	**$0.46**	**29%**
Pre-Tax, Pre-Provision Income [(1)]	$1,709	$1,577	$132	8%

Highlights

- Diluted EPS of $2.05, up 29%
- Revenue net of interest expense of $2.7Bn, up 8%, driven by higher net interest income
- Provision for loan losses increased $68MM, or 10%, on higher net charge-offs, partially offset by a lower reserve build
- Expenses rose 7%, primarily driven by higher compensation expense as well as investments to support growth and new capabilities
- Income tax expense of $247MM includes $9MM related to reserves for certain tax matters

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation

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3Q18 Loan and Volume Growth Ending Loans ($Bn) Volume ($Bn) Payment Services Network (1) Total Card Student Personal Proprietary PULSE Diners Partners +8% +9% +2% +2% +9% +14% +5% +34% $86.9 $80.4 $69.3 $63.5 $45.2 $39.8 $36.6 $33.6 $9.2 $9.4 $7.4 $7.5 $8.0 $8.4 $3.8 $5.1 3Q17 3Q18 3Q17 3Q18 Total Network Volume up 12% YOY Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment 5

DISCOVER | 3Q18 Revenue Detail

($MM)	3Q18	3Q17	B / (W) $ Δ	B / (W) % Δ
Interest Income	$2,781	$2,476	$305	12%
Interest Expense	558	426	(132)	(31%)
Net Interest Income	2,223	2,050	173	8%
Discount/Interchange Revenue	753	675	78	12%
Rewards Cost	473	417	(56)	(13%)
Net Discount/Interchange Revenue	280	258	22	9%
Protection Products Revenue	51	55	(4)	(7%)
Loan Fee Income	103	95	8	8%
Transaction Processing Revenue	47	43	4	9%
Other Income	20	24	(4)	(17%)
Total Non-Interest Income	501	475	26	5%
Revenue Net of Interest Expense	$2,724	$2,525	$199	8%
Direct Banking	$2,644	$2,451	$193	8%
Payment Services	80	74	6	8%
Revenue Net of Interest Expense	$2,724	$2,525	$199	8%

($MM)	3Q18	3Q17	Change QOQ	Change YOY
Discover Card Sales Volume	$35,896	$32,161	2%	12%
Rewards Rate [1]	1.31%	1.30%	0 bps	1 bps

Highlights

- Loan growth drove 8% increase in net interest income
- Net discount and interchange revenue increased $22MM driven by higher sales volume
- Reported sales volume growth was 12%; adjusted for the number of processing days, sales volume growth was 9%[2]

Note(s)
1. Rewards cost divided by Discover card sales volume
2. In the current quarter, sales transactions were processed on 93 days compared to 91 days in the prior year quarter

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3Q18 Net Interest Margin 3Q18 3Q17 Highlights Average Average ($MM) Balance Rate Balance Rate • Net interest margin on loans was flat Credit Card $68,613 13.06% $62,647 12.83% driven by higher loan yields, offset by Private Student 9,158 8.19% 8,986 7.56% higher funding costs Personal 7,460 12.66% 7,208 12.33% Other 624 6.38% 348 5.56% Total Loans 85,855 12.45% 79,189 12.15% • Credit card yield increased 23 bps as Other Interest-Earning Assets 17,112 2.00% 15,395 1.30% increases in the prime rate were Total Interest-Earning Assets $102,967 10.72% $94,584 10.39% partially offset by portfolio mix and higher interest charge-offs Direct to Consumer and Affinity $42,498 1.88% $37,900 1.37% Brokered Deposits and Other 19,939 2.51% 16,192 2.12% Interest Bearing Deposits 62,437 2.08% 54,092 1.59% • Average consumer deposits grew Borrowings 26,495 3.43% 26,928 3.07% 12% and composed 48% of total Total Interest-Bearing Liabilities $88,932 2.49% $81,020 2.08% average funding Change • Funding costs on interest-bearing (%) 3Q18 QOQ YOY liabilities increased 41 bps, primarily Total Interest Yield on Loans 12.45% 17bps 30bps driven by higher market rates NIM on Loans 10.28% 7bps 0bps NIM on Interest-Earning Assets 8.57% 7bps -3bps 7

3Q18 Operating Expense Detail B / (W) Highlights ($MM) 3Q18 3Q17 $ Δ % Δ Employee Compensation and Benefits $408 $371 ($37) (10%) • Employee compensation and Marketing and Business Development 218 203 (15) (7%) benefits up 10%, primarily on Information Processing & Communications 89 78 (11) (14%) higher average salaries, as well as Professional Fees 166 163 (3) (2%) higher staffing levels Premises and Equipment 26 25 (1) (4%) Other Expense 108 108 0 —% Total Operating Expense $1,015 $948 ($67) (7%) • Marketing up 7% as a result of higher investment in new account Direct Banking 979 909 ($70) (8%) acquisition Payment Services 36 39 3 8% Total Operating Expense $1,015 $948 ($67) (7%) • Information processing up 14% due to investments in Operating Efficiency(1) 37.2% 37.5% 30 bps infrastructure and analytic capabilities Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense 8

DISCOVER | Credit Performance Trends

Total Company Loans


2.18 2.02 2.31 2.60 2.71 2.63 2.85 3.09 3.11 2.97
1.60 1.79 1.97 1.97 1.93 2.05 2.20 2.23 2.08 2.22
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Credit Card Loans


2.39 2.17 2.47 2.84 2.94 2.80 3.03 3.32 3.34 3.14
1.63 1.87 2.04 2.06 2.00 2.14 2.28 2.33 2.16 2.32
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
NCO rate (%)
30+ day DQ rate (%)

Private Student Loans


1.88 1.87 2.22 2.04 2.12 2.14 2.35 2.25 2.10 2.13
0.74 0.70 1.00 0.60 0.85 1.14 1.03 0.92 0.92 0.96
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
NCO rate (%)
30+ day DQ rate ex-PCI (%)

Personal Loans


2.38 2.63 2.70 3.16 3.18 3.19 3.62 4.03 3.97 4.09
1.02 0.98 1.12 1.12 1.14 1.27 1.40 1.37 1.42 1.57
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
NCO rate (%)
30+ day DQ rate (%)

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Capital Trends 13.9 13.4 13.2 13.0 12.5 11.9 11.6 11.6 11.4 123 120 118 109 109 104 108 99 99 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 Common Equity Tier 1 (CET1) Capital Ratio(1) (%) Payout Ratio(2) (%) Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing twelve months’ Capital Return to Common Stockholders divided by the trailing twelve months’ Net Income Allocated to Common Stockholders 10

3Q18 Financial Summary Balance Sheet Credit and Capital Profitability • Total loans grew 8% • Total NCO rate of 2.97%, • Net income of $720MM ($6.5Bn) YOY up 34 bps YOY and diluted EPS of $2.05 • Driven by supply- • Credit card loans grew 9% induced credit • Revenue growth of 8% on ($5.8Bn) YOY as sales normalization and loan higher net interest income volume increased 12% seasoning • NIM of 10.28%, flat YOY • Average consumer • Capital return deposits grew 12% • Repurchased 6.0MM • Efficiency ratio improved ($4.6Bn) YOY, while shares of common stock for $460MM 30 bps YOY to 37% deposit rates increased 51 (1) bps • CET1 capital ratio of 11.4% down 110 bps • Strong return on equity at YOY 26% Note(s) 1. Basel III Transition 11

Appendix Reconciliation of GAAP to Non-GAAP Data (unaudited, $MM) 3Q18 3Q17 Provision for loan losses $742 $674 Income before income taxes 967 903 Pre-tax, pre-provision income(1) $1,709 $1,577 Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance 12